UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01	Entry into a Material Definitive Agreement.
Item	5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Credit Suisse Securities (USA) LLC (“Credit Suisse Securities”) and the Issuer have entered into an agreement, dated as of February 23, 2009 (the “Agreement”), pursuant to which the Issuer has agreed, subject to the occurrence of certain conditions precedent therein, to nominate Alan Freudenstein (the “Credit Suisse Nominee”), a Managing Director of Credit Suisse Securities, for election at the Issuer’s 2009 Annual Meeting of shareholders (the “2009 Annual Meeting”) as a Class II director with a term expiring at the Issuer’s 2012 Annual Meeting of shareholders (the “2012 Annual Meeting”).  In the event that, for any reason, the Credit Suisse Nominee is not elected as a Class II director at the 2009 Annual Meeting with a term expiring at the 2012 Annual Meeting, the Issuer agrees that, as soon as practicable following 2009 Annual Meeting, the Board of Directors of the Issuer will take all necessary action in accordance with the Certificate of Incorporation and the Bylaws of the Issuer, including calling and duly holding a special meeting of directors or by unanimous consent in lieu thereof, to (i) if necessary to accommodate the appointment of the Credit Suisse Nominee, increase the size of the Board of Directors of the Issuer from ten (10) to eleven (11) directors and (ii) appoint with immediate effect the Credit Suisse Nominee as either, in the Board’s reasonable discretion, a Class I or Class II director to fill such newly created directorship. The Credit Suisse Nominee will also be appointed to the Audit Committee of the Board of Directors of the Issuer.

The Agreement provides that so long as the Agreement is in effect, Credit Suisse Securities (i) at each Annual Meeting of shareholders, will cause all Shares beneficially owned by it and its affiliates as to which they are entitled to vote to be voted (A) in favor of the election of each of the candidates nominated by the Board, (B) as Credit Suisse Securities determines is appropriate on all other proposals of the Board and any proposals by other shareholders of the Issuer not covered by clause (C) below, and (C) in accordance with the recommendation of the Board with respect to any proposals by any other stockholder of the Issuer who is also proposing one or more nominees for election as director in opposition to the nominees of the Board at each Annual Meeting of shareholders; provided that any such candidate (other than the Credit Suisse Nominee) is serving as a member of the Board as of the date thereof; provided further that the Credit Suisse Nominee is a member of the Board at such time pursuant to the terms of the Agreement.

As more fully described in the Agreement, the Agreement also contains certain restrictions on the Reporting Person’s ability to take certain actions in connection with each Annual Meeting of the Issuer’s shareholders so long as the Agreement is in effect.

A copy of the Agreement is attached hereto as Exhibit 10 to this Form 8-K and is incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement.

In connection with the foregoing, we issued a press release which is attached as Exhibit 99.1 hereto.

Item	9.01	Financial Statements and Exhibits.
	(d)	Exhibits
	10	Agreement by and among the Company and Credit Suisse Securities (USA) LLC dated February 23, 2009.
	99.1	Press Release dated February 24, 2009.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: February 25, 2009	/s/ Phung Ngo-Burns
Phung Ngo-Burns Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10	Agreement by and among the Company and Credit Suisse Securities (USA) LLC dated February 23, 2009.
99.1	Press Release